EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the following Registration Statements of Fifth Third Bancorp of our report dated February 4, 2004, (April 13, 2004 as to the adoption of SFAS No. 123 as described in Note 1) (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption on January 1, 2004 of the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, with retroactive restatement of all prior periods and the adoption of Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities,” and SFAS No. 142, “Goodwill and Other Intangible Assets”) appearing in this Current Report on Form 8-K of Fifth Third Bancorp:

Form S-8

No. 33-34075

No. 33-13252

No. 33-60474

No. 33-55223

No. 33-55553

No. 333-58249

No. 333-48049

No. 33-61149

No. 333-77293

No. 333-84955

No. 333-47428

No. 333-53434

No. 333-52188

No. 333-84911

No. 333-52182

No. 333-58618

No. 333-63518

No. 333-72910

No. 333-108996

No. 333-114001

Form S-3 No. 33-54134 No. 333-42379 No. 333-80919 No. 333-56450 No. 33-34798 No. 333-53826 No. 333-41164 No. 333-86360	Form S-4 No. 333-113655

/s/  Deloitte & Touche LLP

Cincinnati, Ohio

April 13, 2004